Exhibit 10.67

INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of August 8, 2013 (this “Agreement”), made by TRIBUTE PHARMACEUTICALS CANADA INC., a corporation incorporated under the laws of Ontario, Canada (“Borrower”), in favor of SWK FUNDING LLC, a Delaware limited liability company, as collateral agent for lenders party to the Credit Agreement (as defined below) (in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated on or about the date hereof, by and among Borrower, Agent and the lenders party thereto (“Lenders”) (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), Agent and Lenders have agreed to make certain financial accommodations available to Borrower, and Borrower has granted a security interest to Agent, for the benefit of Lenders, in, among other things, all right, title and interest of Borrower in, to and under all of Borrower’s Intellectual Property (as defined below), whether now existing or hereafter arising or acquired as security for the Obligations; and

WHEREAS, Borrower is the owner of the entire right, title and/ or interest in, to and under the Intellectual Property listed on Schedule I hereto.

NOW, THEREFORE, in consideration of the premises and to induce Agent and Lenders to enter into the Credit Agreement, Borrower hereby agrees with Agent as follows:

1. Defined Terms.

(a)                             Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

(b)                              Definitions of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Copyrights” shall mean all of Borrower’s (or if referring to another Person, such other Person’s) now existing or hereafter acquired right, title, and interest in and to: (i) copyrights, rights and interests in copyrights, works protectable by copyright, all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Copyright Office, Canadian Intellectual Property Office, or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, and all research and development relating to the foregoing; and (ii) all renewals of any of the foregoing.

“Copyright Licenses” shall mean all written agreements naming the Borrower as licensor or licensee, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright (other than agreements relating to widely-available software subject to “shrink-wrap” or “click-through” software licenses).

“Credit Agreement” shall have the meaning assigned to such term in the recitals of this Agreement.

“Intellectual Property” shall mean all present and future: trade secrets, know-how and other proprietary information; Trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; Copyrights (including Copyrights for computer programs, but excluding commercially available off-the-shelf software and any Intellectual Property rights relating thereto) and all tangible and intangible property embodying the Copyrights, unpatented inventions (whether or not patentable); Patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom, books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“IP Collateral” shall have the meaning assigned to such term in Section 2 hereof.

“Licenses” shall mean, collectively, the Trademark Licenses, the Patent Licenses, and the Copyright Licenses.

“Patents” shall mean all of Borrower’s (or if referring to another Person, such other Person’s) now existing or hereafter acquired right, title and interest in and to: (i) all patents, patent applications, inventions, invention disclosures and improvements, and all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office, Canadian Intellectual Property Office, or in any similar office or agency of the United States, any state thereof, any political subdivision thereof or in any other country, and all research and development relating to the foregoing; and (ii) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.

“Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to Borrower of any right to manufacture, develop, market, use or sell any products derived, in whole or in part, from any invention covered by a Patent or any similar agreement related to any other use of any invention covered by a Patent.

“Trademarks” shall mean all of Borrower’s (or if referring to another Person, such other Person’s) now existing or hereafter acquired right, title, and interest in and to: (i) all of Borrower’s (or if referring to another Person, such other Person’s) trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office, Canadian Intellectual Property Office, or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, and all research and development relating to the foregoing; (ii) all renewals thereof; and (iii) all designs and general intangibles of a like nature.

“Trademark Licenses” shall mean, collectively, each agreement, whether written or oral, providing for the grant by or to Borrower of any right to use any Trademark.

(c)                                                          Other Definitional Provisions.

i.                                                                The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

ii.                                                             The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.                                      Grant of Security Interest

To secure the payment and performance of the Obligations, Borrower hereby confirms and acknowledges that it has granted (and, to the extent not previously granted under the Guarantee and Collateral Agreement, does hereby grant) to Agent, for the benefit of Lenders, a lien and security interest in Borrower’s entire right, title and interest in its Intellectual Property and all proprietary rights relating to or arising from such Intellectual Property, in each case whether now owned or hereafter acquired by Borrower, and including, without limitation, Borrower’s right, title and interest in and to the Intellectual Property and proprietary rights identified on Schedule I attached hereto and made a part hereof, and the right to sue for past, present and future infringements and dilutions, and all rights corresponding thereto throughout the world, and the entire goodwill of Borrower’s business connected with and symbolized by such Intellectual Property and all income, fees, royalties, proceeds and other payments at any time due or payable with respect to any of the foregoing (referred to collectively as the “IP Collateral”); provided that the IP Collateral shall not include the Excluded Property (as defined in the Guarantee and Collateral Agreement).

3.                        Protection of Intellectual Property by Borrower Borrower shall, at its sole cost, expense and risk, in connection with the operation of its business, comply with the requirements set forth in Section 5.7 of the Guarantee and Collateral Agreement in respect to the Intellectual Property

4.                                      Representations and Warranties. Borrower represents and warrants that:

(a)                                                       Schedule I is a true, correct and complete list of all registered or applied-for Intellectual Property in which Borrower purports to have an ownership or license interest.

(b)                                 Borrower has the legal right and authority to enter into this Agreement and perform its terms.

(c)                                  If Borrower amends its name, Borrower shall provide copies of such amendment documentation to Agent and shall re-register Borrower’s Intellectual Property with the appropriate Governmental Authority and shall execute and deliver such agreements or documentation as Agent shall request to maintain a perfected first priority security interest in such Intellectual Property subject to Permitted Liens.

5. No Violation of Credit Agreement The representations, warranties or covenants contained herein are supplemental to those representations, warranties and covenants contained in the other Loan Documents, and shall not be deemed to modify any such representation, warranty or covenant contained in any other Loan Document.

6.             Agreement Applies to Future Intellectual Property.

(a)                               The provisions of this Agreement shall automatically apply to any such additional property or rights described in Section 2 above, all of which shall be deemed to be and treated as “IP Collateral” within the meaning of this Agreement.

(b)                               Upon the request of Agent, Borrower shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as Agent may reasonably request to evidence Agent’s security interest in any IP Collateral and the goodwill of Borrower relating thereto or represented thereby (including, without limitation, filings with the United States Patent and Trademark Office, Canadian Intellectual Property Office, or any similar office), and Borrower hereby constitutes Agent as its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; provided, however, Agent’s taking of such action shall not be a condition to the creation or perfection of the security interest created hereby.

7.  Borrower’s Rights to Enforce Intellectual Property Prior to Agent’s giving of notice to Borrower following the occurrence and during the continuance of an Event of Default, Borrower shall have the exclusive right to sue for past, present and future infringement of the IP Collateral, including the right to seek injunctions and/or money damages, in an effort by Borrower to protect the IP Collateral against encroachment by third parties, provided, however:

(a)                               Any money damages awarded or received by Borrower on account of such suit (or the threat of such suit) shall constitute IP Collateral.

(b)                               Any damages recovered in any action pursuant to this Section, net of costs and attorneys’ fees reasonably incurred, shall be applied in accordance with the Credit Agreement and the Guarantee and Collateral Agreement.

(c)                                Following the occurrence and during the continuance of any Event of Default, Agent, by notice to Borrower may terminate or limit Borrower’s rights under this Section 7.

8. Agent’s Actions to Protect Intellectual Property Pursuant to and in accordance with the Credit Agreement, Agent, acting in its own name or in that of Borrower, may (but shall not be required to) act in Borrower’s place and stead and/or in Agent’s own right with respect to the rights and obligations of Borrower under Section 3, Section 6 and Section 7 hereof.

9. Rights Upon Default.Upon the occurrence and during the continuance of any Event of Default, Agent may exercise all rights and remedies as provided for in the Credit Agreement.

10.          Agent as Attorney In Fact.

(a)                                 Following the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably constitutes and designates Agent as its attorney-in-fact to:

i.                                                                          Supplement and amend from time to time Schedule I of this Agreement to include any new or additional Intellectual Property of Borrower.

ii.                                                                       Exercise any of the rights and powers referenced herein in accordance with this Agreement.

(b)                               The grant of a power of attorney, being coupled with an interest, shall be irrevocable until the Obligations are paid in full.

(c)                                Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 8, Section 9 or Section 10, but if Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to Borrower for any act or omission to act, except to the extent Agent acted with gross negligence, bad faith, or willful misconduct as determined by a court of competent jurisdiction.

11.  Agent’s Rights

Upon an Event of Default and during the continuance thereof, any use by Agent of the IP Collateral, as authorized hereunder in connection with the exercise of Agent’s rights and remedies under this Agreement and under the Credit Agreement shall be coextensive with Borrower’s rights thereunder and with respect thereto and without any liability for royalties or other related charges.

12.          No Limitation; Loan Documents

This Agreement has been executed and delivered by Borrower for the purpose of recording the security interest granted to Agent with respect to the IP Collateral with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, as well as with any similar office or department of any other foreign of domestic Governmental Authority. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to Agent, for the benefit of Lender, under the Guarantee and Collateral Agreement and the other Loan Documents. The other Loan Documents (and all rights and remedies of Borrower, Agent, and Lenders thereunder) shall remain in full force and effect in accordance with its terms.

13. Termination; Release of Trademark Collateral

This Agreement and all obligations of Borrower and Agent hereunder shall terminate on the date upon which the Obligations are performed in full and paid in full in cash. Upon termination of this Agreement, Agent shall, at the expense of the Borrower, take such actions required by the Credit Agreement or the Guarantee and Collateral Agreement or as otherwise reasonably requested by Borrower to release its security interest in the IP Collateral.

14. Binding Effect; Benefits This Agreement shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Agent, Lenders and their respective successors and assigns.

15. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

16. Copy of Agreement. The Borrower acknowledges receipt of a signed copy of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be executed by its duly authorized representatives as of the date first above written.

BORROWER:

TRIBUTE PHARMACEUTICALS CANADA INC.,
a corporation organized under the laws of Ontario, Canada

By:	/s/ Scott Langille
Name: Scott Langille
Title: Chief Financial Officer

AGENT:

SWK FUNDING LLC
a Delaware limited liability company

By:	/s/ Winston Black
Name: Winston Black
Title: Managing Director

Schedule I

[APPLIES TO ALL Intellectual Property and License Agreements]

Borrower	Name / Identifier of IP or License	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement	Expiration Date (if a License, expiration of License and Licensed Property)
Tribute Pharmaceuticals Canada Inc.	Uracyst - #6,083,933 (US Patent)	Patent	04/19/2019
Tribute Pharmaceuticals Canada Inc.	Uracyst - #2,269,260 (Canadian Patent)	Patent	04/16/2019
Tribute Pharmaceuticals Canada Inc.	Uracyst - #US 7772210 (United States)	Patent	11/07/2024
Tribute Pharmaceuticals Canada Inc.	Uracyst - #ZL200480006467.1 (China)	Patent	02/18/2024
Tribute Pharmaceuticals Canada Inc.	Uracyst - #4778888 (Japan)	Patent	02/18/2024
Tribute Pharmaceuticals Canada Inc.	Uracyst - #AU 2004212650 (Australia)	Patent	02/18/2024
Tribute Pharmaceuticals Canada Inc.	Uracyst - Application #04711966.4 (Europe - pending)	Patent Application	N/A
Tribute Pharmaceuticals Canada Inc.	Uracyst - Application #4050/DELNP (India - pending)	Patent Application	N/A
Tribute Pharmaceuticals Canada Inc.	Uracyst - Application #170309 (Israel - pending)	Patent Application	N/A
Tribute Pharmaceuticals Canada Inc.	Uracyst - #2515512 (Canada)	Patent	02/18/2024
Tribute Pharmaceuticals Canada Inc.	Uracyst - #8084441 (United States - second high dose patent)	Patent	11/07/2024
Tribute Pharmaceuticals Canada Inc.	Uracyst - #8334276 (United States - third high dose patent)	Patent	11/07/2024
Tribute Pharmaceuticals Canada Inc.	Uracyst - Application #13/717551 (United States - fourth high dose patent)	Patent Application	N/A
Tribute Pharmaceuticals Canada Inc.	NeoVisc Trademarks - Canada (TMA 486692), Germany (30457514.3), European Community (004376208), Dominican Republic (140250), Mexico (823752)	Trademarks	N/A
Tribute Pharmaceuticals Canada Inc.	Uracyst Trademarks - Canada (TMA486693), United States (2677199), European Community (002297653), Korea (40-0849594), Turkey 2008055507	Trademarks	N/A
Tribute Pharmaceuticals Canada Inc.	Uropol Trademarks - Germany (303 46 971), Austria (230 503), Switzerland (514 536) EU (010499218)	Trademarks	N/A
Tribute Pharmaceuticals Canada Inc.	Tribute Pharmaceuticals Application # 86/006,569 and 86/006,574 (United States); Application # 1609470, 1609446(Canada)	Trademark Application	N/A
Tribute Pharmaceuticals Canada Inc.	Tribute Pharma Application # 1,609,447 (Canada)	Trademark Application	N/A
Tribute Pharmaceuticals Canada Ltd.	Cambia Patent #CA 2,254,144 (Canada) (granted) Cambia Patent #CA Application #2,632,375 (Canada) (pending)	Patent	May 15, 2017 June 16, 2026 (if granted)
Tribute Pharmaceuticals Canada Ltd.	Cambia Trademark TMA806381	Trademark License Agreement	December 31, 2025
Tribute Pharmaceuticals Canada Inc.	Soriatane Trademarks TMA436505	License to use Trademarks	December 31, 2018
Tribute Pharmaceuticals Canada Inc.	Bezalip SR Trademarks TMA247035	License to use Trademarks	December 31, 2018
Tribute Pharmaceuticals Canada Inc.	License Agreement for Bezalip and Soriatane in Canada	License Agreement	December 31, 2018
Tribute Pharmaceuticals Canada Ltd.	License Agreement for Bezalip in the United States	License Agreement	N/A
Tribute Pharmaceuticals Canada Ltd.	License Agreement for Cambia in Canada	License Agreement	December 31, 2025
Tribute Pharmaceuticals Canada Inc.	License Agreement for MycoVa in Canada	License Agreement	December 30, 2026

SCHEDULE I TO INTELLECTUAL PROPERTY SECURITY AGREEMENT